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TABLE OF CONTENTS EARNINGS RELEASE i COMPANY OVERVIEW COMPANY PROFILE .......................................................................................................................................................................... 2 KEY METRICS AND GUIDANCE ...................................................................................................................................................... 4 FINANCIAL SUMMARY CONDENSED CONSOLIDATED BALANCE SHEETS ................................................................................................................... 6 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS .......................................................................................... 7 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS .......................................................................................... 8 SEGMENT RESULTS ......................................................................................................................................................................... 9 NET OPERATING INCOME ............................................................................................................................................................... 10 FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS ...................................................................... 12 EBITDA AND ADJUSTED EBITDA .................................................................................................................................................. 14 DEBT SUMMARY CAPITALIZATION AND FINANCIAL RATIOS ................................................................................................................................ 16 DEBT SUMMARY ................................................................................................................................................................................ 17 TRANSACTIONAL SUMMARY COMMERCIAL REAL ESTATE TRANSACTIONS, DEVELOPMENT, AND REDEVELOPMENT ........................................... 19 DEVELOPMENT OPPORTUNITIES ................................................................................................................................................. 20 CAPITAL EXPENDITURES ............................................................................................................................................................... 21 COMMERCIAL REAL ESTATE PORTFOLIO SUMMARY .................................................................................................................................................................... 23 NOI BY ASSET CLASS ...................................................................................................................................................................... 24 OCCUPANCY ....................................................................................................................................................................................... 25 IMPROVED PROPERTY REPORT ................................................................................................................................................... 26 GROUND LEASE REPORT ............................................................................................................................................................... 28 TENANT CONCENTRATION - TOP 20 TENANTS ........................................................................................................................ 29 LEASE EXPIRATION SCHEDULE ................................................................................................................................................... 30 NEW AND RENEWAL LEASE SUMMARY ...................................................................................................................................... 31 LAND OPERATIONS STATEMENT OF OPERATING PROFIT AND EBITDA ................................................................................................................ 33 COMPONENTS OF LAND OPERATIONS ....................................................................................................................................... 34 ADDITIONAL INFORMATION COMPONENTS OF NET ASSET VALUE ........................................................................................................................................ 36 GLOSSARY OF TERMS ..................................................................................................................................................................... 37 STATEMENT ON MANAGEMENT'S USE OF NON-GAAP FINANCIAL MEASURES ............................................................ 39

Forward-Looking Statements Statements in this Supplemental Information document that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding possible or assumed future results of operations, business strategies, growth opportunities and competitive positions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements. Such forward-looking statements speak only as of the date the statements were made and are not guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, prevailing market conditions and other factors related to the Company's REIT status and the Company's business, and the risk factors discussed in Part I, Item 1A of the Company's most recent Form 10-K under the heading "Risk Factors", Form 10-Q, and other filings with the SEC. The information in this Supplemental Information document should be evaluated in light of these important risk factors. We do not undertake any obligation to update the Company's forward-looking statements. Basis of Presentation The information contained in this Supplemental Information document does not purport to disclose all items required by accounting principles generally accepted in the United States of America ("GAAP").

ALEXANDER & BALDWIN
PARTNERS FOR HAWAIʻI

Alexander & Baldwin, Inc. Reports Third Quarter 2025 Results

HONOLULU, (October 30, 2025) /PRNewswire/—**Alexander & Baldwin, Inc.** (NYSE: ALEX) ("A&B" or "Company"), a Hawaiʻi-based owner, operator and developer of high-quality commercial real estate in Hawaiʻi, today announced net income available to A&B common shareholders of $14.3 million, or $0.20 per diluted share, and Commercial Real Estate ("CRE") operating profit of $22.7 million for the third quarter of 2025.

Q3 2025 Highlights

- Funds From Operations ("FFO") of $21.4 million, or $0.29 per diluted share
- FFO related to CRE and Corporate of $21.7 million, or $0.30 per diluted share
- CRE Same-Store Net Operating Income ("NOI") increased 0.6%
- Leased occupancy as of September 30, 2025, was 95.6%
- Comparable blended leasing spreads for the improved portfolio were 4.4%
- Advanced industrial development projects, with vertical construction underway for a build-to-suit facility at Maui Business Park and the groundbreaking of two new buildings at Komohana Industrial, which will add over 150,000 square feet ("sq. ft.") of gross leasable area ("GLA") upon completion.
- Executed a lease renewal with anchor tenant in Kailua Town subsequent to the quarter-end, achieving an 11% lease renewal spread.

Lance Parker, president and chief executive officer, stated: "We are pleased that overall third-quarter results exceeded expectations, and we remain confident in our full-year outlook. As a result, we are raising FFO guidance for the year. Our commercial real estate portfolio performed in line with expectations in the quarter. In addition, we executed a key lease renewal in Kailua Town, reinforcing continued leasing strength. We also advanced construction on two industrial projects, positioning us well for future growth. With increasing momentum in Hawaiʻi's investment market, we are encouraged by both internal and external growth opportunities."

Consolidated Financial Results for Q3 2025

Below is a summary of select consolidated financial results.

(dollars in thousands, except per share data)	Three Months Ended September 30,	
	2025	2024
Net income (loss) available to A&B common shareholders	$ 14,337	$ 18,998
Diluted earnings (loss) per share available to A&B shareholders	$ 0.20	$ 0.26

(dollars in thousands, except per share data)	Three Months Ended September 30,	
	2025	2024
FFO	$ 21,409	$ 28,230
FFO per diluted share	$ 0.29	$ 0.39
FFO per share related to CRE and Corporate	$ 0.30	$ 0.28
Selling, general and administrative expense	$ 6,083	$ 7,436

i

CRE Financial Results for Q3 2025

Below is a summary of select CRE financial results.

(dollars in thousands)	Three Months Ended September 30,	
	2025	2024
CRE operating revenue	$ 50,213	$ 49,381
CRE operating profit	$ 22,719	$ 22,829
Same-Store NOI	$ 31,916	$ 31,731
Same-Store NOI Growth	0.6 %	4.1 %

CRE Operating Results for Q3 2025

- During the third quarter of 2025, the Company executed 49 improved-property leases totaling approximately 163,800 sq. ft. of GLA, representing $3.3 million of annualized base rent.
- Comparable leasing spreads across the improved property portfolio were 4.4% for the third quarter of 2025, which included 2.4% for retail and 6.0% for industrial spaces.
- Select occupancy information is included below for each of the quarters ended September 30, 2025, June 30, 2025, and September 30, 2024.

	September 30, 2025	June 30, 2025	September 30, 2024	Change from prior quarter	Change from prior year
Leased Occupancy					
Total leased occupancy	95.6%	95.8%	94.0%	(20) bps	160 bps
Retail portfolio occupancy	95.5%	95.4%	92.9%	10 bps	260 bps
Industrial portfolio occupancy	97.5%	98.2%	97.4%	(70) bps	10 bps

CRE Investment Activity for Q3 2025

- During the third quarter of 2025, the Company recognized selling profit of $2.6 million in connection with a tenant exercising its option to purchase three subdivided units at Kaka'ako Commerce Center, a six-story industrial property. At the time of the exercise, the tenant was leasing two of the three subdivided units it committed to purchase. The sale of the three subdivided units is expected to close in the first quarter of 2026.
- Advanced expansion of Komohana Industrial Park with the commencement of vertical construction of two new buildings totaling 121,000 sq. ft. of GLA. The buildings include a 91,000-square-foot build-to-suit distribution center that is pre-leased to Lowe's and a 30,000-square-foot speculative building. Construction is scheduled to be completed in the fourth quarter of 2026.
- Construction continues on schedule for the 29,550-square-foot warehouse and distribution center at Maui Business Park. The single-tenant building features 32-foot clear height and can accommodate up to 14 dock-high loading bays. The facility is pre-leased and is expected to be placed in service in the first quarter of 2026.

Balance Sheet, Capital Markets Activities, and Liquidity

- As of September 30, 2025, the Company had total liquidity of $284.3 million, consisting of cash on hand of $17.3 million and $267.0 million available on its revolving line of credit.
- Net Debt to Trailing Twelve Months ("TTM") Consolidated Adjusted EBITDA was 3.5 times as of September 30, 2025, with TTM Consolidated Adjusted EBITDA of $129.4 million for the twelve months ended September 30, 2025.

Dividend

- The Company paid a third quarter 2025 dividend of $0.2250 per share on October 7, 2025.
- Consistent with historical practice, the Company's Board of Directors plans to declare a fourth quarter 2025 dividend in December 2025, with payment in January 2026.

ii

2025 Full-Year Guidance The Company increased its outlook for 2025 as follows. Net Income (Loss) available to A&B common shareholders per diluted share $0.84 $0.95 to $1.00 $0.91 to $0.96 FFO per diluted share $1.14 $1.36 to $1.41 $1.35 to $1.40 FFO per share related to CRE and Corporate $0.88 $1.13 to $1.17 $1.12 to $1.16 CRE Same-Store NOI growth % 3.3% 3.4% to 3.8% 3.4% to 3.8% 2025 YTD Actual Current Previous iii

ABOUT ALEXANDER & BALDWIN Alexander & Baldwin, Inc. (NYSE: ALEX) (A&B) is the only publicly-traded real estate investment trust to focus exclusively on Hawai‘i commercial real estate and is the state's largest owner of grocery-anchored, neighborhood shopping centers. A&B owns, operates and manages approximately four million square feet of commercial space in Hawai‘i, including 21 retail centers, 14 industrial assets, four office properties, as well as 146 acres of ground lease assets. Over its 155-year history, A&B has evolved with the state's economy and played a leadership role in the development of the agricultural, transportation, tourism, construction, residential and commercial real estate industries. Learn more about A&B at www.alexanderbaldwin.com. Investor Contact: Clayton Chun (808) 525-8475 investorrelations@abhi.com iv

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 1

COMPANY PROFILE

Alexander & Baldwin, Inc. ("A&B" or the "Company") is a fully integrated real estate investment trust ("REIT") headquartered in Honolulu, Hawai'i. The Company has a history of over 155 years of being an integral piece of Hawai'i and its economy making it uniquely qualified to create value for shareholders through a strategy focused on asset management and growth primarily in its commercial real estate holdings in Hawai'i.

The Company operates in two reportable segments: Commercial Real Estate ("CRE") and Land Operations, and is composed of the following as of September 30, 2025:

- A commercial real estate portfolio consisting of 21 retail centers, 14 industrial assets, and four office properties, representing a total of four million square feet of improved properties gross leasable area ("GLA"), including 2.5 million square feet of largely grocery/ drugstore-anchored retail centers; as well as 146 acres of ground lease assets throughout the Hawaiian islands, of which substantially all are leased pursuant to urban ground leases as of September 30, 2025; and 8.1 acres slated for build-to-suit development; and
- A land operations portfolio consisting of approximately 3,100 acres of legacy landholdings and assets that are subject to the Company's simplification and monetization efforts, and 39 acres of core landholdings, including development activities.


KAUA'I
O'AHU
MAUI
HAWAI'I ISLAND
RETAIL
INDUSTRIAL
OFFICE
GROUND LEASES
Q3 2025 NOI by ASSET CLASS
(dollars in thousands)
$20,939
63.9%
$5,885
18.0%
$853
2.6%
$5,083
15.5%

GEOGRAPHICALLY FOCUSED

The Company's commercial real estate portfolio is geographically focused in Hawai'i, where it benefits from high barriers to entry, a stable and resilient economy, and where management has extensive market knowledge and deep local roots. As of September 30, 2025, GLA square footage ("SF") by the improved property asset class and location, and acres by ground leases location were as follows:

	IMPROVED PROPERTY - GLA (SF) (in thousands)				
	Retail	Industrial	Office	Total	Ground (acres)
Oahu	1,724	1,038	37	2,799	85
Maui	284	164	109	556	61
Kauai	229	65	—	293	—
Hawai'i Island	222	87	—	309	—
Total	2,459	1,353	146	3,957	146
Number of Properties	21	14	4	39	N/A

Throughout this Supplemental Information document, references to "we," "our," "us" and "our Company" refer to Alexander & Baldwin, Inc., together with its consolidated subsidiaries.

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information

2

Executive Officers

Lance Parker
President & Chief Executive Officer

Clayton Chun
Executive Vice President, Chief Financial Officer & Treasurer

Meredith Ching
Executive Vice President, External Affairs

Contact Information

Corporate Headquarters
822 Bishop Street
Honolulu, HI 96813

Investor Relations
Clayton Chun
Executive Vice President, Chief Financial Officer & Treasurer
(808) 525-8475
investorrelations@abhi.com

Transfer Agent & Registrar
Computershare
P.O. Box 43006
Providence, RI 02940-3006
(866) 442-6551

Overnight Correspondence
Computershare
150 Royall Street, Suite 101
Canton, MA 02021

Shareholder website: www.computershare.com/investor
Online inquiries: www-us.computershare.com/investor/contact

Equity Research

Alliance Global Partners
Gaurav Mehta
(646) 908-3825
gmehta@allianceg.com

Janney Montgomery Scott
Rob Stevenson
(646) 840-3217
robstevenson@janney.com

Citizens Capital Markets & Advisory
Mitch Germain
(212) 906-3537
mitchell.germain@citizensbank.com

Piper Sandler & Co.
Alexander Goldfarb
(212) 466-7937
alexander.goldfarb@psc.com

Sidoti & Company, LLC
Brendan McCarthy, CFA
(212) 453-7057
bmccarthy@sidoti.com

Other Company Information

Stock exchange listing:	NYSE: ALEX
Corporate website:	www.alexanderbaldwin.com
Market capitalization at September 30, 2025:	$1.3B
3-month average trading volume:	423K
Independent auditor:	Deloitte & Touche LLP

Alexander & Baldwin, Inc. | NYSE: ALEX
Supplemental Information
3

KEY METRICS AND GUIDANCE

(dollars in thousands, except per share and ABR PSF data; unaudited)

	Three Months Ended				
Portfolio Metrics	**September 30, 2025**	**June 30, 2025**	**March 31, 2025**	**December 31, 2024**	**September 30, 2024**
Leased ABR PSF	$ 30.37	$ 30.12	$ 30.16	$ 29.97	$ 29.66
Comparable new and renewal leasing spread	4.4 %	6.8 %	10.2 %	14.0 %	15.3 %
Leased Occupancy	95.6 %	95.8 %	95.4 %	94.6 %	94.0 %
Physical Occupancy	95.2 %	95.4 %	95.2 %	93.7 %	93.5 %
Economic Occupancy	94.3 %	94.8 %	93.9 %	92.9 %	93.0 %
Net Debt to TTM Consolidated Adjusted EBITDA	3.5	3.3	3.6	3.6	3.6
Dividends declared per share	$ 0.2250	$ 0.2250	$ 0.2250	$ 0.2250	$ 0.2225

	Three Months Ended September 30,		Nine Months Ended September 30,	
Summary of Financial Results	**2025**	**2024**	**2025**	**2024**
Net income (loss) available to A&B common shareholders	$ 14,337	$ 18,998	$ 60,898	$ 48,076
Net Income (loss) per share available to A&B shareholders - basic	$ 0.20	$ 0.26	$ 0.84	$ 0.66
Net Income (loss) per share available to A&B shareholders - diluted	$ 0.20	$ 0.26	$ 0.84	$ 0.66
FFO	$ 21,409	$ 28,230	$ 82,910	$ 78,054
FFO per diluted share	$ 0.29	$ 0.39	$ 1.14	$ 1.07
FFO related to CRE and Corporate	$ 21,707	$ 20,349	$ 64,452	$ 62,074
FFO per share related to CRE and Corporate	$ 0.30	$ 0.28	$ 0.88	$ 0.85
Adjusted FFO	$ 19,112	$ 23,414	$ 61,876	$ 65,886
Adjusted FFO per diluted share	$ 0.26	$ 0.32	$ 0.85	$ 0.91
Consolidated Adjusted EBITDA	$ 27,904	$ 34,059	$ 101,073	$ 94,222
Same-Store NOI growth[1]	0.6 %	4.1 %	3.3 %	3.0 %

[1] Comparing same quarter year-over-year.

2025 Guidance	**Current**	**Prior**
Net income (loss) available to A&B common shareholders per diluted share	$0.95 to $1.00	$0.91 to $0.96
FFO per diluted share	$1.36 to $1.41	$1.35 to $1.40
FFO per share related to CRE and Corporate	$1.13 to $1.17	$1.12 to $1.16
Same-Store NOI growth	3.40% to 3.80%	3.40% to 3.80%

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information

4

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 5

CONDENSED CONSOLIDATED BALANCE SHEETS (dollars in thousands; unaudited) September 30, December 31, 2025 2024 ASSETS Real estate investments Real estate property $ 1,671,663 $ 1,670,879 Accumulated depreciation (275,799) (255,641) Real estate property, net 1,395,864 1,415,238 Real estate developments 41,556 46,423 Investments in sales-type leases, net of allowances (credit losses) of $44 as of September 30, 2025 23,694 — Investments in real estate joint ventures and partnerships 5,907 5,907 Real estate intangible assets, net 26,917 31,176 Real estate investments, net 1,493,938 1,498,744 Cash and cash equivalents 17,294 33,436 Restricted cash 1,057 236 Accounts receivable, net of allowances (credit losses and doubtful accounts) of $1,479 and $1,701 as of September 30, 2025, and December 31, 2024, respectively 3,758 3,697 Operating lease right-of-use assets 15,436 148 Goodwill 8,729 8,729 Other receivables, net of allowances (credit losses) of $2,398 and $2,393 as of September 30, 2025, and December 31, 2024, respectively 6,983 16,696 Straight-line rent receivable 44,960 44,547 Investments in other joint ventures and partnerships 29,932 33,126 Prepaid expenses and other assets 27,708 31,073 Assets held for sale 7,424 — Total assets $ 1,657,219 $ 1,670,432 LIABILITIES AND EQUITY Liabilities: Notes payable and other debt $ 475,231 $ 474,837 Accounts payable 8,944 4,529 Operating lease liabilities 15,262 123 Accrued post-retirement benefits 7,435 7,582 Refund liability 45,300 — Deferred revenue 12,622 72,462 Accrued dividends 17,135 17,032 Real estate intangible liabilities, net 14,211 15,278 Accrued and other liabilities 49,516 75,046 Total liabilities 645,656 666,889 Commitments and Contingencies Equity: Common stock - no par value; authorized, 225,000,000 shares; outstanding 72,758,460 and 72,633,866 shares at September 30, 2025, and December 31, 2024, respectively 1,814,385 1,811,582 Accumulated other comprehensive income (loss) (102) 6,134 Distributions in excess of accumulated earnings (802,720) (814,173) Total shareholders' equity 1,011,563 1,003,543 Total liabilities and equity $ 1,657,219 $ 1,670,432 Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 6

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands, except per share data; unaudited) Three Months Ended September 30, Nine Months Ended September 30, 2025 2024 2025 2024 Operating Revenue: Commercial Real Estate $ 50,213 $ 49,381 $ 151,987 $ 147,477 Land Operations 35 12,563 3,701 26,716 Total operating revenue 50,248 61,944 155,688 174,193 Operating Costs and Expenses: Cost of Commercial Real Estate 26,239 25,292 79,340 75,842 Cost of Land Operations 1,312 7,153 3,387 16,492 Selling, general and administrative 6,083 7,436 20,087 21,927 Total operating costs and expenses 33,634 39,881 102,814 114,261 Gain (loss) on commercial real estate transactions 2,556 — 6,659 — Gain (loss) on disposal of assets and settlements, net 7 — 11,763 2,148 Total gain (loss) on commercial real estate transactions and disposal of assets and settlements, net 2,563 — 18,422 2,148 Operating Income (Loss) 19,177 22,063 71,296 62,080 Other Income and (Expenses): Income (loss) related to joint ventures and partnerships 1,592 2,142 7,206 3,836 Impairment of equity method investment (406) — (406) — Interest and other income (expense), net 47 854 318 2,652 Interest expense (5,959) (5,680) (17,617) (17,119) Income (Loss) from Continuing Operations Before Income Taxes 14,451 19,379 60,797 51,449 Income tax benefit (expense) (75) (75) 24 (174) Income (Loss) from Continuing Operations 14,376 19,304 60,821 51,275 Income (loss) from discontinued operations, net of income taxes (39) (300) 77 (3,181) Net Income (Loss) $ 14,337 $ 19,004 $ 60,898 $ 48,094 Earnings (Loss) Per Share Available to A&B Shareholders: Basic Earnings (Loss) Per Share of Common Stock: Continuing operations available to A&B shareholders $ 0.20 $ 0.27 $ 0.84 $ 0.71 Discontinued operations available to A&B shareholders — (0.01) — (0.05) Net income (loss) available to A&B shareholders $ 0.20 $ 0.26 $ 0.84 $ 0.66 Diluted Earnings (Loss) Per Share of Common Stock: Continuing operations available to A&B shareholders $ 0.20 $ 0.27 $ 0.84 $ 0.70 Discontinued operations available to A&B shareholders — (0.01) — (0.04) Net income (loss) available to A&B shareholders $ 0.20 $ 0.26 $ 0.84 $ 0.66 Weighted-Average Number of Shares Outstanding: Basic 72,757 72,630 72,728 72,597 Diluted 72,947 72,817 72,871 72,718 Amounts Available to A&B Common Shareholders: Continuing operations available to A&B common shareholders $ 14,376 $ 19,298 $ 60,821 $ 51,257 Discontinued operations available to A&B common shareholders (39) (300) 77 (3,181) Net income (loss) available to A&B common shareholders $ 14,337 $ 18,998 $ 60,898 $ 48,076 Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 7

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (dollars in thousands; unaudited) Nine Months Ended September 30, 2025 2024 Cash Flows from Operating Activities: Net income (loss) $ 60,898 $ 48,094 Adjustments to reconcile net income (loss) to net cash provided by (used in) operations: (Income) loss from discontinued operations (77) 3,181 Depreciation and amortization 28,912 26,979 Provision for (reversal of) credit losses 44 (628) (Gain) loss on commercial real estate transactions (6,659) — (Gain) loss on disposal of assets and settlements, net (11,763) (2,148) Impairment of assets and equity method investment 406 — (Gain) loss on de-designated interest rate swap valuation adjustment — (3,675) Share-based compensation expense 4,096 3,654 (Income) loss related to joint ventures, net of operating cash distributions (3,206) (3,062) Changes in operating assets and liabilities: Trade and other receivables (358) (611) Prepaid expenses and other assets (2,293) (3,649) Development/other property inventory 6,824 8,018 Accrued post-retirement benefits (147) (1,798) Accounts payable 637 (1,188) Refund liability (10,000) — Accrued and other liabilities (267) 2,225 Operating cash flows from continuing operations 67,047 75,392 Operating cash flows from discontinued operations (91) (1,718) Net cash provided by (used in) operations 66,956 73,674 Cash Flows from Investing Activities: Capital expenditures for acquisitions — (29,826) Capital expenditures for property, plant and equipment (37,068) (11,878) Proceeds from disposal of assets 3,412 41 Contributions to investments in joint ventures and partnerships (155) (158) Distributions of capital and other receipts from investments in affiliates and other investments 3,383 974 Investing cash flows from continuing operations (30,428) (40,847) Investing cash flows from discontinued operations — 15,000 Net cash provided by (used in) investing activities (30,428) (25,847) Cash Flows from Financing Activities: Proceeds from issuance of notes payable and other debt — 60,000 Payments of notes payable and other debt and deferred financing costs (33,933) (86,785) Borrowings (payments) on line-of-credit agreement, net 33,000 35,000 Cash dividends paid (49,327) (48,822) Repurchases of common stock and other payments (1,589) (2,818) Financing cash flows from continuing operations (51,849) (43,425) Net cash provided by (used in) financing activities (51,849) (43,425) Cash, Cash Equivalents, and Restricted Cash Net increase (decrease) in cash, cash equivalents, and restricted cash (15,321) 4,402 Balance, beginning of period 33,672 13,753 Balance, end of period $ 18,351 $ 18,155 Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 8

SEGMENT RESULTS

(dollars in thousands; unaudited)

	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Segment Operating Revenue				
Commercial Real Estate[1]	$ 50,213	$ 49,387	$ 151,987	$ 147,496
Land Operations	35	12,563	3,701	26,716
Total segment operating revenue	50,248	61,950	155,688	174,212
Operating Profit (Loss):				
Commercial Real Estate[1]	22,719	22,829	68,350	67,421
Land Operations[2]	(298)	7,881	18,458	15,980
Total operating profit (loss)	22,421	30,710	86,808	83,401
Gain (loss) on commercial real estate transactions	2,556	—	6,659	—
Interest expense	(5,959)	(5,680)	(17,617)	(17,119)
Corporate and other expense	(4,567)	(5,651)	(15,053)	(14,833)
Income (Loss) from Continuing Operations Before Income Taxes	14,451	19,379	60,797	51,449
Income tax benefit (expense)	(75)	(75)	24	(174)
Income (Loss) from Continuing Operations	14,376	19,304	60,821	51,275
Income (loss) from discontinued operations, net of income taxes	(39)	(300)	77	(3,181)
Net Income (Loss)	$ 14,337	$ 19,004	$ 60,898	$ 48,094

[1] Commercial Real Estate segment operating revenue and operating profit (loss) includes immaterial intersegment operating revenue, primarily from the Land Operations segment, that is eliminated in the consolidated results of operations.

[2] Land Operations segment operating profit (loss) includes immaterial intersegment operating expense, from the Commercial Real Estate segment, that is eliminated in the consolidated results of operations.

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information

9

NET OPERATING INCOME

(dollars in thousands; unaudited)

	Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Reconciliation of CRE Operating Profit to NOI				
CRE Operating Profit	$ 22,719	$ 22,829	$ 68,350	$ 67,421
Depreciation and amortization	9,592	8,932	28,757	26,797
Straight-line lease adjustments	(292)	(564)	(447)	(1,868)
Favorable (unfavorable) lease amortization	(228)	(103)	(318)	(299)
Sales-type lease adjustments	(184)	—	(438)	—
Termination fees and other	(99)	8	(584)	(520)
Interest and other (income) expense, net	(27)	(26)	(58)	(125)
Selling, general and administrative	1,279	1,292	4,346	4,358
NOI	**$ 32,760**	**$ 32,368**	**$ 99,608**	**$ 95,764**
Less: NOI from acquisitions, dispositions and other adjustments	(844)	(637)	(2,571)	(1,855)
Same-store NOI	**$ 31,916**	**$ 31,731**	**$ 97,037**	**$ 93,909**
Components of NOI				
Property revenue				
Base rental income[1]	$ 34,177	$ 33,238	$ 102,358	$ 98,737
Percentage rent	1,311	1,483	4,561	4,796
Recoveries from tenants	11,939	11,556	36,213	34,145
Excise tax recoveries from tenants	2,281	2,244	6,869	6,659
Revenues deemed uncollectible, net	(743)	(361)	(1,192)	(951)
Other revenue[2]	445	562	1,391	1,404
Total property revenue	49,410	48,722	150,200	144,790
Property operating expenses				
Property operations	12,767	12,839	39,224	38,178
Property taxes	3,883	3,521	11,368	10,867
Total property operating expenses	16,650	16,360	50,592	49,045
Intersegment operating revenue, net[3]	—	6	—	19
NOI	**$ 32,760**	**$ 32,368**	**$ 99,608**	**$ 95,764**
Less: NOI from acquisitions, dispositions and other adjustments	(844)	(637)	(2,571)	(1,855)
Same-store NOI	**$ 31,916**	**$ 31,731**	**$ 97,037**	**$ 93,909**

[1] Excludes straight-line lease adjustments and favorable/unfavorable lease amortization.

[2] Excludes termination fees and other.

[3] Primarily intersegment operating revenue (e.g., base rental income and expense recoveries) from leases with entities that are part of the Land Operations segment. Such operating revenue (and also the related expense recorded by these entities in other segments) is eliminated in the consolidated results of operations.

Alexander & Baldwin, Inc. | NYSE: ALEX   Supplemental Information

10

Changes in the Same-Store portfolio as it relates to the comparable prior period and the current period are as follows: Added Date Asset Class Type Property GLA (SF) 05/23 Industrial Acquisition Kaomi Loop Industrial 33,200 Removed Date Asset Class Type Property GLA (SF) 01/25 Ground Other2 Various 0.5 acres1 01/25 Industrial Other2 Harbor Industrial 51,100 01/25 Office Other2 Kahului Office Building 59,100 01/25 Retail Other2 Kahului Shopping Center 49,100 1Total acres presented for ground leases as such leases would not be comparable from a GLA (SF) perspective 2Properties fully or partially taken out of service for the purpose of redevelopment or repositioning. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 11

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(amounts in thousands, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
Net Income (Loss) available to A&B common shareholders	$ 14,337	$ 18,998	$ 60,898	$ 48,076
Depreciation and amortization of commercial real estate properties	9,589	8,932	28,748	26,797
(Gain) loss on commercial real estate transactions[1]	(2,556)	—	(6,659)	—
(Income) loss from discontinued operations, net of income taxes	39	300	(77)	3,181
FFO	21,409	28,230	82,910	78,054
Add (deduct) Adjusted FFO defined adjustments				
(Gain) loss on sale of legacy business[2]	—	—	—	(2,125)
Non-cash changes to liabilities related to legacy operations[3]	250	—	(11,407)	2,193
Provision for (reversal of) current expected credit losses	26	(628)	44	(628)
Impairment of equity method investment	406	—	406	—
Legacy joint venture (income) loss[4]	(1,592)	(2,142)	(7,424)	(3,836)
(Gain) loss on fair value adjustments related to interest rate swaps	—	—	—	(3,675)
Non-recurring financing-related charges	—	—	—	2,350
Amortization of share-based compensation	1,359	1,266	4,096	3,654
Maintenance capital expenditures[5]	(2,056)	(2,503)	(5,644)	(7,745)
Leasing commissions paid	(382)	(389)	(1,126)	(927)
Sales-type lease interest income adjustments	(210)	—	(482)	—
Straight-line lease adjustments	(292)	(564)	(447)	(1,868)
Amortization of net debt premiums or discounts and deferred financing costs	422	247	1,268	738
Favorable (unfavorable) lease amortization	(228)	(103)	(318)	(299)
Adjusted FFO	$ 19,112	$ 23,414	$ 61,876	$ 65,886
Net income available to A&B common shareholders per diluted share	$ 0.20	$ 0.26	$ 0.84	$ 0.66
FFO per diluted share	$ 0.29	$ 0.39	$ 1.14	$ 1.07
Adjusted FFO per diluted share	$ 0.26	$ 0.32	$ 0.85	$ 0.91
Weighted average diluted shares outstanding (FFO/Adjusted FFO)	72,947	72,817	72,871	72,718

[1] Includes selling profits from sales-type leases.

[2] Amounts in 2024 are primarily due to the favorable resolution of contingent liabilities related to the prior year sale of a legacy business.

[3] Amounts in 2025 are mainly related to the favorable resolution of rights and obligations from a land sale in a prior year, partially offset by transfer of the Company's interest in a joint venture of $2.7 million. Amounts in 2024 are primarily related to environmental reserves associated with legacy business activities in the Land Operations segment.

[4] Includes joint ventures engaged in legacy business activities within the Land Operations segment.

[5] Includes ongoing maintenance capital expenditures only.

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information

12

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(amounts in thousands, except per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
Net Income (Loss) available to A&B common shareholders	$ 14,337	$ 18,998	$ 60,898	$ 48,076
Depreciation and amortization of commercial real estate properties	9,589	8,932	28,748	26,797
(Gain) loss on commercial real estate transactions[1]	(2,556)	—	(6,659)	—
(Income) loss from discontinued operations, net of income taxes	39	300	(77)	3,181
Land Operations operating (profit) loss	298	(7,881)	(18,458)	(15,980)
FFO related to CRE and Corporate	$ 21,707	$ 20,349	$ 64,452	$ 62,074

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
CRE Operating Profit	$ 22,719	$ 22,829	$ 68,350	$ 67,421
Corporate and other expense	(4,567)	(5,651)	(15,053)	(14,833)
CRE properties depreciation and amortization	9,589	8,932	28,748	26,797
Interest expense	(5,959)	(5,680)	(17,617)	(17,119)
Income tax benefit (expense)	(75)	(75)	24	(174)
Distributions to participating securities	—	(6)	—	(18)
FFO related to CRE and Corporate	$ 21,707	$ 20,349	$ 64,452	$ 62,074
Net income available to A&B common shareholders per diluted share	$ 0.20	$ 0.26	$ 0.84	$ 0.66
FFO per diluted share related to CRE and Corporate	$ 0.30	$ 0.28	$ 0.88	$ 0.85
Weighted average diluted shares outstanding (FFO/Adjusted FFO)	72,947	72,817	72,871	72,718

[1]Includes selling profits from sales-type leases.

Alexander & Baldwin, Inc. | NYSE: ALEX

13

Supplemental Information

EBITDA AND ADJUSTED EBITDA

(dollars in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		TTM September 30,
	2025	2024	2025	2024	2025
Net Income (Loss)	$ 14,337	$ 19,004	$ 60,898	$ 48,094	$ 73,341
Adjustments:					
Depreciation and amortization	9,644	9,000	28,912	26,979	38,245
Interest expense	5,959	5,680	17,617	17,119	23,667
Income tax expense (benefit)	75	75	(24)	174	(24)
Consolidated EBITDA	$ 30,015	$ 33,759	$ 107,403	$ 92,366	$ 135,229
Impairment of assets and equity method investment	406	—	406	—	662
(Gain) loss on commercial real estate transactions[1]	(2,556)	—	(6,659)	—	(6,659)
(Gain) loss on fair value adjustments related to interest rate swaps	—	—	—	(3,675)	—
Non-recurring financing-related charges	—	—	—	2,350	—
(Income) loss from discontinued operations, net of income taxes and excluding depreciation, amortization and interest expense	39	300	(77)	3,181	208
Consolidated Adjusted EBITDA	$ 27,904	$ 34,059	$ 101,073	$ 94,222	$ 129,440
Discrete items impacting the respective periods - income/(loss):					
Gain (loss) on disposal of assets and settlements, net	$ 7	$ —	$ 11,763	$ 2,148	$ 11,763

[1]Includes selling profits from sales-type leases.

Alexander & Baldwin, Inc. | NYSE: ALEX

14

Supplemental Information

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 15

CAPITALIZATION AND FINANCIAL RATIOS

(dollars in thousands, except share price; unaudited)

	September 30 2025	December 31, 2024
Debt		
Secured debt	$ 54,322	$ 54,714
Unsecured term debt	237,909	270,123
Unsecured revolving credit facility	183,000	150,000
Total debt	$ 475,231	$ 474,837
Net unamortized deferred financing cost / discount (premium)	296	347
Cash and cash equivalents	(17,294)	(33,436)
Net debt	**$ 458,233**	**$ 441,748**
Equity Capitalization		
Shares common stock outstanding (NYSE:ALEX)	72,758,460	72,633,866
Share price	$ 18.19	$ 17.74
Total equity market capitalization	**$ 1,323,476**	**$ 1,288,525**
Market Capitalization		
Total debt	$ 475,231	$ 474,837
Total equity market capitalization	1,323,476	1,288,525
Total Market Capitalization	**$ 1,798,707**	**$ 1,763,362**
Liquidity		
Cash on hand	$ 17,294	$ 33,436
Unused committed line of credit	267,000	300,000
Total liquidity	$ 284,294	$ 333,436


Debt Maturity Schedule (dollars in millions)
$240M
$220M
$200M
$180M
$160M
$140M
$120M
$100M
$80M
$60M
$40M
$20M
$0M
2025
2026
2027
2028
2029
Thereafter
Secured Debt
Unsecured Term Loans
Revolving Credit Facilities

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Financial Ratios					
Total Debt to Total Market Capitalization	26.4%	25.8%	26.5%	26.9%	25.3%
Net Debt to TTM Consolidated Adjusted EBITDA[1]	3.5	3.3	3.6	3.6	3.6
Fixed Charge Coverage Ratio[2]	4.9	5.1	4.5	4.4	4.4
Fixed-rate debt to total debt	88.9%	95.3%	97.1%	95.8%	96.8%
Unencumbered CRE Property Ratio[3]	94.1%	94.0%	94.0%	94.7%	87.3%

[1] Consolidated Adjusted EBITDA for the trailing twelve months is calculated on page 14.
[2] Calculated in accordance with the Company's debt covenant requirements and may differ from methods employed by other companies and thus may not be comparable. The ratio of Consolidated Adjusted EBITDA to the sum of debt service – which includes interest expense, principal payments for financing leases, as well as principal amortization of mortgage debt, but excludes balloon payments – for the trailing twelve months.
[3] Measured using gross book value of unencumbered CRE property as a percent of gross book value of total CRE property.

Alexander & Baldwin, Inc. | NYSE: ALEX
16
Supplemental Information

DEBT SUMMARY

(dollars in thousands; unaudited)

Debt	Interest Rate (%)	Weighted-average Interest Rate (%)	Maturity Date	Weighted-average Maturity (Years)	Scheduled Principal Payments: 2025	2026	2027	2028	2029	Thereafter	Total Principal	Premium (discount)/ debt issuance costs, net	Total
Secured:													
Photovoltaic Financing	(1)	4.76%	(1)	2.8	94	388	2,012	1,293	191	954	4,932	—	4,932
Manoa Marketplace	(2)	3.14%	2029	3.6	481	1,948	2,018	2,081	42,942	—	49,470	(80)	49,390
Subtotal / Wtd Avg		3.28%		3.5	$ 575	$ 2,336	$ 4,030	$ 3,374	$ 43,133	$ 954	$ 54,402	$ (80)	$ 54,322
Unsecured:													
Series B Note	5.55%	5.55%	2026	0.3	—	2,000	—	—	—	—	2,000	—	2,000
Series C Note	5.56%	5.56%	2026	0.8	—	4,000	—	—	—	—	4,000	—	4,000
Series F Note	4.35%	4.35%	2026	1.0	—	4,000	—	—	—	—	4,000	—	4,000
Series H Note	4.04%	4.04%	2026	1.2	—	50,000	—	—	—	—	50,000	—	50,000
Series K Note	4.81%	4.81%	2027	1.6	—	—	34,500	—	—	—	34,500	(79)	34,421
Series G Note	3.88%	3.88%	2027	1.0	6,000	7,000	2,625	—	—	—	15,625	—	15,625
Series L Note	4.89%	4.89%	2028	2.6	—	—	—	18,000	—	—	18,000	—	18,000
Series I Note	4.16%	4.16%	2028	3.3	—	—	—	25,000	—	—	25,000	—	25,000
Term Loan 5	4.30%	4.30%	2029	4.3	—	—	—	—	25,000	—	25,000	—	25,000
Series M Note	6.09%	6.09%	2032	6.6	—	—	—	—	—	60,000	60,000	(137)	59,863
Subtotal / Wtd Avg		4.81%		3.2	$ 6,000	$ 67,000	$ 37,125	$ 43,000	$ 25,000	$ 60,000	$ 238,125	$ (216)	$ 237,909
Revolving Credit Facilities:													
A&B Revolver	(3)	4.97%	2028 (4)	3.1	$ —	$ —	$ —	$ 183,000	$ —	$ —	$ 183,000	$ —	$ 183,000
Subtotal / Wtd Avg		4.97%		3.1	$ —	$ —	$ —	$ 183,000	$ —	$ —	$ 183,000	$ —	$ 183,000
Total / Wtd Avg		4.70%		3.2	$ 6,575	$ 69,336	$ 41,155	$ 229,374	$ 68,133	$ 60,954	$ 475,527	$ (296)	$ 475,231

(1) Financing leases have a weighted average discount rate of 4.76% and maturity dates ranging from 2027 to 2030.

(2) Loan has a stated interest rate of SOFR plus 1.35% but is swapped through maturity to a 3.14% fixed rate.

(3) Loan has a stated interest rate of SOFR plus 1.05% based on a pricing grid, plus a SOFR adjustment of 0.10%. $130.0 million is swapped through maturity to a 4.76% weighted average fixed rate.

(4) A&B Revolver has two six-month optional term extensions.

Alexander & Baldwin, Inc. | NYSE: ALEX

17

Supplemental Information

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 18

COMMERCIAL REAL ESTATE TRANSACTIONS, DEVELOPMENT, AND REDEVELOPMENT

(dollars in millions; unaudited)

Acquisition, Disposition, and Transfer Summary

Property	Type	Asset Class	Location	Date (Month/Year)	Transaction Price	Capitalization Rate	GLA (SF)	Leased Occupancy at Acquisition/ Disposition
Waihona Industrial	Acquisition	Industrial	Oahu	09/2024	$ 29.7	5.4 %	81,500	100.0 %
Waipouli Town Center	Disposition	Retail	Kauai	10/2024	$ 14.3	N/A	56,600	39.8 %
Maui Business Park - 4.7-acre parcel	Transfer In	Ground	Maui	03/2025	N/A[1]	N/A[1]	N/A[2]	N/A[1]


Komohana Industrial Park (rendering)


MBP Build to Suit

Development and Redevelopment Summary

Project	Type	Asset Class	Phase	Target In-service	Target Stabilization	Total Estimated Project Costs	Total Incurred Project Costs	Estimated Incremental Stabilized NOI	Estimated Stabilized Yield	Estimated GLA (SF)	Leased Occupancy
MBP - Build to Suit	Development	Industrial	Construction	1Q2026	1Q2026	$12.6 - $13.2	$ 7.8	$ 1.0	7.8 - 8.1%	29,550	100.0%
Komohana Industrial Park	Partial Redevelopment[3]	Industrial	Construction	4Q2026	1Q2027	$38.8 - $39.6	$ 5.0	$ 2.8	7.0 - 7.4%	121,000[3]	75.2%[3]

[1] Represents an intercompany transaction. Land and land improvements transferred from Land Operations segment. During the nine months ended September 30, 2025, the Company entered into a ground lease agreement for the transferred land, and the agreement was determined to meet the classification of a sales-type lease.

[2] Transfer of land and land improvements only

[3] The project will replace an existing 16,300-square-foot building on 5.7 acres of land with a 91,000-square-foot build-to-suit distribution center that is 100% pre-leased and a 30,000-square-foot spec building. Estimated GLA (SF) and Leased Occupancy relate only to the two new buildings. The Company also own 18.2 acres of undeveloped, industrial-zoned yard space at Komohana Industrial Park, which has the potential to add up to 280,000 sq. ft. of industrial GLA to the improved portfolio if developed.

Alexander & Baldwin, Inc. | NYSE: ALEX

Supplemental Information

19

DEVELOPMENT OPPORTUNITIES

Our portfolio has numerous potential development opportunities to create future shareholder value using our existing land bank. These opportunities could be subject to government approvals, lender consents, tenant consents, market conditions, availability of debt and/or equity financing, etc. These are opportunities only and may not ultimately be pursued. Opportunities that the Company has elected to pursue are presented in the Development and Redevelopment Summary. Square footages are estimates only and may differ materially from actual square footages should the Company pursue the development opportunity.

Development Opportunities

Property	Location	Segment	Current Asset Class	Developable Area (in acres)	GLA Estimate (in square feet)	Opportunity
Komahana Industrial Park	Oahu	CRE	Industrial	18.2	280,000	Development of Industrial GLA
Kapolei Business Park West	Oahu	CRE	Ground	36.4	508,000	Development of Industrial GLA
Maui Business Park[1]	Maui	Land Operations[1]	N/A	24.0	520,000	Development of Industrial or Retail GLA

[1] Land and land improvements classified as Real Estate Development within the Land Operations segment and currently available for sale, build-to-suit, or ground lease opportunities. Would represent an intercompany transaction.in which the land and land improvements would be transferred from Land Operations to CRE if the Company elected to pursue development.

Oahu


Komohana Industrial Park (rendering)


Kapolei Business Park West (rendering)

Maui


Maui Business Park - North Project (rendering)


Maui Business Park - Ho'okele Project (rendering)

Alexander & Baldwin, Inc. | NYSE: ALEX

20

Supplemental Information

CAPITAL EXPENDITURES

(dollars in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
Capital expenditures for real estate				
Ongoing maintenance capital expenditures				
Building/area improvements	$ 1,382	$ 1,335	$ 3,069	$ 3,851
Tenant space improvements	674	1,168	2,575	3,894
Total ongoing maintenance capital expenditures for real estate	**$ 2,056**	**$ 2,503**	**$ 5,644**	**$ 7,745**
Discretionary capital expenditures				
Property acquisitions	$ —	$ 29,826	$ —	$ 29,826
Tenant space improvements - nonrecurring[1]	21,368	—	21,502	—
Development and redevelopment[2]	3,950	630	7,317	2,028
Total discretionary capital expenditures for real estate	**$ 25,318**	**$ 30,456**	**$ 28,819**	**$ 31,854**
Capitalized indirect costs	811	701	2,445	2,016
Total capital expenditures for real estate[2]	**$ 28,185**	**$ 33,660**	**$ 36,908**	**$ 41,615**
Corporate and other capital expenditures	—	33	160	89
Total Capital Expenditures[1]	**$ 28,185**	**$ 33,693**	**$ 37,068**	**$ 41,704**

[1] Includes non-recurring major renovations and first-time space build outs.

[2] Excludes capital expenditures for real estate developments to be held and sold as real estate development inventory, which are classified in the consolidated statement of cash flows as operating activities and are excluded from the table above.

Alexander & Baldwin, Inc. | NYSE: ALEX

Supplemental Information

21

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 22

PORTFOLIO SUMMARY (dollars in thousands; unaudited) As of September 30, 2025 Total Commercial Real Estate Portfolio Number of properties 39 Total improved property GLA (in sq. ft.) 3,957,300 Total ground lease acres 146 Total improved property ABR $ 112,197 Total ground lease portfolio ABR $ 20,713 Grocery or Drugstore-Anchored Retail Properties Total Retail Properties Total Industrial Properties Number of properties 17 21 14 Total GLA of properties (in sq. ft.) 2,319,900 2,459,100 1,352,500 Leased occupancy 96.2% 95.5% 97.5% Economic occupancy 94.1% 93.5% 97.5% Percent of retail ABR from grocery or drugstore anchored properties 95.3% N/A N/A Percent of retail NOI from grocery or drugstore anchored properties 95.4% N/A N/A Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 23

NOI BY ASSET CLASS

(dollars in thousands; unaudited)

	Three Months Ended September 30, 2025	2024[1]	Percentage Change	Q3 2025 as a % of NOI	Q3 2024 as a % of NOI
NOI					
Retail	$ 20,939	$ 20,466	2.3%	63.9%	63.2%
Industrial	5,885	5,816	1.2%	18.0%	18.0%
Office	853	1,093	(22.0)%	2.6%	3.4%
Total Improved Portfolio	27,677	27,375	1.1%	84.5%	84.6%
Ground	5,083	4,993	1.8%	15.5%	15.4%
Total CRE Portfolio	$ 32,760	$ 32,368	1.2%	100.0%	100.0%
Same-Store NOI					
Retail	$ 20,816	$ 20,376	2.2%	65.2%	64.2%
Industrial	5,323	5,617	(5.2)%	16.7%	17.7%
Office	701	771	(9.1)%	2.2%	2.4%
Total Improved Portfolio	$ 26,840	$ 26,764	0.3%	84.1%	84.3%
Ground	5,076	4,967	2.2%	15.9%	15.7%
Total CRE Portfolio	$ 31,916	$ 31,731	0.6%	100.0%	100.0%

[1] The Kailua Post Office ground lease was moved to the Retail asset class within the Improved portfolio during the nine months ended September 30, 2025. For comparability purposes, NOI related to this lease of $0.3 million for three months ended September 30, 2024, was reclassified from the Ground to Retail asset class.

	Nine Months Ended September 30, 2025	2024[1]	Percentage Change	YTD 2025 as a % of NOI	YTD 2024 as a % of NOI
NOI					
Retail	$ 64,155	$ 60,569	5.9%	64.4%	63.2%
Industrial	17,494	16,885	3.6%	17.6%	17.6%
Office	2,856	3,258	(12.3)%	2.9%	3.4%
Total Improved Portfolio	84,505	80,712	4.7%	84.9%	84.2%
Ground	15,103	15,013	0.6%	15.1%	15.8%
Other	—	39	NM	—%	—%
Total CRE Portfolio	$ 99,608	$ 95,764	4.0%	100.0%	100.0%
Same-Store NOI					
Retail	$ 63,831	$ 60,337	5.8%	65.8%	64.3%
Industrial	15,836	16,372	(3.3)%	16.3%	17.4%
Office	2,304	2,280	1.1%	2.4%	2.4%
Total Improved Portfolio	$ 81,971	$ 78,989	3.8%	84.5%	84.1%
Ground	15,066	14,920	1.0%	15.5%	15.9%
Total CRE Portfolio	$ 97,037	$ 93,909	3.3%	100.0%	100.0%

[1] The Kailua Post Office ground lease was moved to the Retail asset class within the Improved portfolio during the nine months ended September 30, 2025. For comparability purposes, NOI related to this lease of $0.5 million for nine months ended September 30, 2024, was reclassified from the Ground to Retail asset class.

Alexander & Baldwin, Inc. | NYSE: ALEX

24

Supplemental Information

OCCUPANCY
(unaudited)

	As of				
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Leased Occupancy					
Retail	95.5%	95.4%	95.2%	95.2%	92.9%
Industrial	97.5%	98.2%	97.3%	95.2%	97.4%
Office	80.4%	79.9%	79.5%	79.8%	80.6%
Total Leased Occupancy	95.6%	95.8%	95.4%	94.6%	94.0%
Economic Occupancy					
Retail	93.5%	93.8%	93.2%	92.8%	91.4%
Industrial	97.5%	98.2%	97.1%	95.0%	97.2%
Office	79.2%	79.8%	76.2%	74.7%	79.3%
Total Economic Occupancy	94.3%	94.8%	93.9%	92.9%	93.0%
Same-Store Leased Occupancy					
Retail	95.7%	95.6%	95.4%	95.4%	94.4%
Industrial	98.5%	98.8%	97.5%	95.1%	97.4%
Office	97.1%	96.2%	96.2%	94.4%	94.4%
Total Same-Store Leased Occupancy	96.7%	96.7%	96.1%	95.3%	95.4%
Same-Store Economic Occupancy					
Retail	93.7%	94.0%	93.4%	93.0%	92.8%
Industrial	98.5%	98.8%	97.2%	94.8%	97.1%
Office	96.2%	96.2%	96.2%	94.4%	94.4%
Total Same-Store Economic Occupancy	95.3%	95.6%	94.7%	93.6%	94.3%

Alexander & Baldwin, Inc. | NYSE: ALEX
Supplemental Information
25

IMPROVED PROPERTY REPORT

(dollars in thousands, except per square foot data; unaudited)

	Property	Island	Current GLA (SF)	Leased / Economic Occupancy		ABR	ABR PSF[3]	Q3 2025 NOI	Q3 2025 % NOI to Improved Portfolio NOI	Retail Anchor Tenants
	Retail:									
1	Pearl Highlands Center	Oahu	412,200	99.8 %	99.4 %	$ 11,440	$ 27.92	$ 3,084	11.1 %	Sam's Club, Regal Cinemas, 24 Hour Fitness, Ulta Salon, Ross
2	Kailua Retail	Oahu	339,300	98.2 %	98.0 %	13,951	42.84	3,539	12.8 %	Whole Foods Market, Foodland, CVS Corporation (Longs Drugs), Ulta Salon
3	Laulani Village	Oahu	175,300	98.2 %	97.5 %	7,274	42.54	1,758	6.4 %	Albertsons Companies (Safeway), Ross, Walgreens, Petco
4	Waianae Mall	Oahu	170,800	96.2 %	96.2 %	4,060	24.91	916	3.3 %	CVS Corporation (Longs Drugs), City Mill
5	Manoa Marketplace	Oahu	142,500	95.9 %	92.6 %	5,066	39.10	1,023	3.7 %	Albertsons Companies (Safeway), CVS Corporation (Longs Drugs)
6	Queens' MarketPlace	Hawai'i Island	133,600	84.3 %	68.5 %	4,213	55.78	963	3.5 %	Island Gourmet Market
7	Kaneohe Bay Shopping Center (Leasehold)	Oahu	125,500	99.5 %	99.5 %	3,502	28.05	784	2.8 %	Albertsons Companies (Safeway), CVS Corporation (Longs Drugs)
8	Hokulei Village	Kauai	119,000	100.0 %	99.2 %	4,663	39.51	1,177	4.3 %	Albertsons Companies (Safeway), Petco
9	Pu'unene Shopping Center	Maui	118,000	78.4 %	78.4 %	4,918	53.16	1,236	4.5 %	Planet Fitness, Petco, Ulta Salon, Target[1]
10	Waipio Shopping Center	Oahu	113,800	97.5 %	96.3 %	3,782	34.58	934	3.4 %	Foodland
11	Aikahi Park Shopping Center	Oahu	97,300	92.2 %	89.1 %	3,505	41.28	829	3.0 %	Albertsons Companies (Safeway)
12	Lanihau Marketplace	Hawai'i Island	88,400	95.5 %	94.3 %	1,639	19.67	404	1.5 %	Sack N Save, CVS Corporation (Longs Drugs)
13	The Shops at Kukui`ula	Kauai	86,000	96.7 %	92.3 %	4,130	54.51	1,092	3.9 %	CVS Corporation (Longs Drugs), Eating House, Living Foods
14	Ho'okele Shopping Center	Maui	71,400	98.7 %	96.1 %	2,908	42.40	754	2.7 %	Albertsons Companies (Safeway)
15	Kunia Shopping Center	Oahu	60,600	86.5 %	84.8 %	2,173	43.37	559	2.0 %	—
16	Kahului Shopping Center[2]	Maui	49,100	84.1 %	84.1 %	799	19.36	123	0.4 %	—
17	Lau Hala Shops	Oahu	46,300	100.0 %	100.0 %	2,753	59.50	597	2.2 %	UFC Gym, Down to Earth
18	Napili Plaza	Maui	45,600	100.0 %	89.9 %	1,449	36.43	376	1.4 %	Napili Market
19	Gateway Mililani Mauka	Oahu	34,900	96.8 %	88.8 %	2,026	65.40	513	1.9 %	Longs Drugs[1]
20	Port Allen Marina Center	Kauai	23,600	76.3 %	76.3 %	645	35.80	166	0.5 %	—
21	The Collection	Oahu	5,900	100.0 %	100.0 %	366	62.03	112	0.3 %	—
	Subtotal – Retail		2,459,100	95.5 %	93.5 %	$ 85,262	$ 37.66	$ 20,939	75.6 %	

[1] Shadow-anchor tenant

[2] Property is currently not included in the Same-Store pool.

[3] Recalculation may not be possible for certain properties as certain tenants pay charges other than base rent.

Alexander & Baldwin, Inc. | NYSE: ALEX

26

Supplemental Information

IMPROVED PROPERTY REPORT

(dollars in thousands, except per square foot data; unaudited)

	Property	Island	Current GLA (SF)	Leased / Economic Occupancy		ABR	ABR PSF[3]	Q3 2025 NOI	Q3 2025 % NOI to Improved Portfolio NOI
	Industrial:								
1	Komohana Industrial Park	Oahu	222,000	100.0 %	100.0 %	$ 3,614	$ 16.28	$ 1,301	4.7 %
2	Kaka'ako Commerce Center	Oahu	201,100	96.3 %	96.3 %	2,682	13.99	659	2.4 %
3	Waipio Industrial	Oahu	158,400	98.6 %	98.6 %	3,005	19.24	737	2.7 %
4	Opule Industrial	Oahu	151,500	100.0 %	100.0 %	2,787	18.40	639	2.3 %
5	P&L Warehouse	Maui	104,100	98.1 %	98.1 %	1,741	17.04	448	1.6 %
6	Kapolei Enterprise Center	Oahu	93,100	100.0 %	100.0 %	1,799	19.33	432	1.6 %
7	Honokohau Industrial	Hawai'i Island	86,700	100.0 %	100.0 %	1,465	16.89	319	1.1 %
8	Waihona Industrial[2]	Oahu	81,500	100.0 %	100.0 %	1,620	19.88	405	1.5 %
9	Kailua Industrial / Other	Oahu	68,900	95.2 %	95.2 %	1,273	19.41	258	0.9 %
10	Port Allen Center	Kauai	64,600	95.7 %	95.7 %	846	13.70	240	0.9 %
11	Harbor Industrial[2]	Maui	51,100	67.9 %	67.9 %	550	15.84	157	0.6 %
12	Kaomi Loop Industrial	Oahu	33,200	100.0 %	100.0 %	559	16.82	139	0.5 %
13	Kahai Street Industrial	Oahu	27,900	100.0 %	100.0 %	435	15.60	109	0.4 %
14	Maui Lani Industrial	Maui	8,400	100.0 %	100.0 %	165	19.64	42	0.1 %
	Subtotal – Industrial		1,352,500	97.5 %	97.5 %	$ 22,541	$ 17.12	$ 5,885	21.3 %
	Office:								
1	Kahului Office Building[2]	Maui	59,100	69.7 %	68.0 %	$ 1,245	$ 30.94	$ 195	0.7 %
2	Gateway at Mililani Mauka South	Oahu	37,100	100.0 %	100.0 %	1,924	51.80	487	1.8 %
3	Kahului Office Center	Maui	35,800	94.1 %	92.2 %	1,096	33.22	214	0.8 %
4	Lono Center[2]	Maui	13,700	37.2 %	37.2 %	129	32.23	(43)	(0.2)%
	Subtotal – Office		145,700	80.4 %	79.2 %	$ 4,394	$ 38.42	$ 853	3.1 %
39	**Total – Improved Portfolio**		3,957,300	95.6 %	94.3 %	$ 112,197	$ 30.37	$ 27,677	100.0 %

[1] Shadow-anchor tenant

[2] Property is currently not included in the Same-Store pool.

[3] Recalculation may not be possible for certain properties as certain tenants pay charges other than base rent.

Alexander & Baldwin, Inc. | NYSE: ALEX

27

Supplemental Information

GROUND LEASE REPORT

(dollars in thousands; unaudited)

	Property	Location (City, Island)	Acres	Property Type	Exp. Year	Current ABR	Q3 2025 NOI	Next Rent Step	Step Type	Next ABR	Previous Rent Step	Previous Step Type	Previous ABR
1	Windward City Shopping Center	Kaneohe, Oahu	15.4	Retail	2035	$ 3,886	$ 968	2033	FMV Reset	FMV	2023	FMV Reset	$ 2,800
2	Owner/Operator	Kapolei, Oahu	36.4	Industrial[2]	2025	3,540	885	—	—	—	2025	Fixed Step	3,420
3	Owner/Operator	Honolulu, Oahu	9.0	Retail	2045	2,283	571	2030	Fixed Step	2,511	2025	Fixed Step	2,075
4	Kaimuki Shopping Center	Honolulu, Oahu	2.8	Retail	2040	2,039	508	2026	Fixed Step	2,345	2022	FMV Reset	1,728
5	S&F Industrial	Kahului, Maui	52.0	Industrial	2059	1,433	419	2029	Fixed Step	1,610	2024	Fixed Step	1,275
6	Owner/Operator	Kaneohe, Oahu	3.7	Retail	2048	1,059	264	2028	Fixed Step	1,133	2023	Fixed Step	990
7	Pali Palms Plaza	Kailua, Oahu	3.3	Office	2037	992	247	2032	FMV Reset	FMV	2022	Negotiated	200
8	Windward Town and Country Plaza I	Kailua, Oahu	3.4	Retail	2062	963	240	2032	Fixed Step	1,233	2022	Fixed Step	753
9	Windward Town and Country Plaza II	Kailua, Oahu	2.2	Retail	2062	621	155	2032	Fixed Step	795	2022	Fixed Step	485
10	Owner/Operator	Kailua, Oahu	1.9	Retail	2034	470	68	2029	Fixed Step	490	2024	Fixed Step	450
11	Owner/Operator	Honolulu, Oahu	0.5	Retail	2028	404	101	2026	Fixed Step	414	2025	Fixed Step	394
12	Owner/Operator	Honolulu, Oahu	0.5	Retail[3]	2028	381	94	2026	Fixed Step	393	2025	Fixed Step	370
13	Seven-Eleven Kailua Center	Kailua, Oahu	0.9	Retail	2033	344	86	2026	Fixed Step	353	2025	Fixed Step	336
14	Owner/Operator	Kahului, Maui	0.8	Retail	2026	280	70	2025	Fixed Step	289	2024	Fixed Step	272
15	Owner/Operator	Honolulu, Oahu	0.7	Industrial	2030	275	67	2026	Fixed Step	284	—	—	—
16	Owner/Operator	Kahului, Maui	0.8	Industrial	MTM[4]	249	62	—	—	—	2025	Fixed Step	249
17	Owner/Operator	Kahului, Maui	0.4	Retail	2027	195	64	2026	Fixed Step	200	2025	Fixed Step	190
18	Owner/Operator	Kailua, Oahu	0.4	Retail	2025	194	48	—	—	—	2025	Fixed Step	189
19	Owner/Operator	Kahului, Maui	0.9	Retail	2030	155	39	2026	Fixed Step	160	2025	Fixed Step	151
20	Wendy's	Kailua, Oahu	0.5	Retail	2046	142	47	2026	Fixed Step	159	—	—	—
	Remainder[1]	Various	9.0	Various	Various	808	80	Various	Various	—	Various	Various	—
	Total - Ground Leases		**145.5**			**$ 20,713**	**$ 5,083**						

[1]A portion of these properties are currently not included in the Same-Store pool.

[2]Property is comprised of vacant land used for industrial yard space.

[3]Property consists of a parking lot.

[4]Lease is currently month-to-month.

Alexander & Baldwin, Inc. | NYSE: ALEX

28

Supplemental Information

TENANT CONCENTRATION - TOP 20 TENANTS

(dollars in thousands; unaudited)

As of September 30, 2025

	Tenant	Number of Leases	ABR	% of Total CRE Portfolio ABR	Asset Class
1	Albertsons Companies (Safeway)	7	$ 7,955	6.0%	Retail
2	Windward City Shopping Center	1	3,886	2.9%	Ground
3	City and County of Honolulu	2	3,546	2.7%	Ground
4	Sam's Club	1	3,407	2.6%	Retail
5	CVS Corporation (Longs Drugs)	6	3,003	2.3%	Retail
6	Home Depot	1	2,283	1.7%	Ground
7	Foodland Supermarket & related companies	6	2,240	1.7%	Retail
8	Coleman World Group	2	2,126	1.6%	Industrial
9	Ross Dress for Less	2	2,083	1.6%	Retail
10	Kaimuki Shopping Center	1	2,039	1.5%	Ground
11	GP/RM Prestress	1	1,924	1.4%	Industrial
12	24 Hour Fitness	1	1,702	1.3%	Retail
13	Office Depot (OfficeMax)	2	1,673	1.3%	Industrial, Ground
14	Ulta Salon	3	1,665	1.3%	Retail
15	C&S Wholesale (Hansen Distribution Group)	1	1,620	1.2%	Industrial
16	Windward Town & Country	2	1,585	1.2%	Ground
17	Petco	3	1,494	1.1%	Retail
18	Servco	2	1,440	1.1%	Ground
19	S&F Industrial	1	1,433	1.1%	Ground
20	Hawaii Transfer Company	2	1,360	1.0%	Industrial
	Total	47	$ 48,464	36.6%	

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information
29

LEASE EXPIRATION SCHEDULE

(dollars in thousands, except per square foot data; unaudited)

As of September 30, 2025

Total Improved Portfolio

Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Improved Portfolio Leased GLA	ABR Expiring	% of Total Improved Portfolio Expiring ABR	ABR Expiring PSF
2025	23	38,956	1.1%	$ 1,293	1.2%	$ 33.19
2026	163	412,026	11.2%	12,134	10.8%	29.45
2027	167	453,273	12.3%	15,416	13.7%	34.01
2028	150	523,983	14.2%	17,394	15.5%	33.20
2029	113	508,126	13.8%	17,247	15.4%	33.94
2030	82	344,181	9.3%	10,510	9.4%	30.54
2031	20	153,239	4.1%	4,144	3.7%	27.04
2032	27	121,441	3.3%	4,564	4.1%	37.58
2033	19	181,425	4.9%	4,521	4.0%	24.92
2034	22	234,061	6.3%	6,281	5.6%	26.83
Thereafter	30	571,887	15.5%	15,260	13.6%	26.68
Month-to-month	47	152,185	4.0%	3,433	3.0%	22.56
Total	863	3,694,783	100.0%	$ 112,197	100.0%	$ 30.37

Retail Portfolio

Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Retail Leased GLA	ABR Expiring	% of Total Retail Expiring ABR	ABR Expiring PSF
2025	14	20,978	0.9%	$ 881	1.0%	$ 42.00
2026	106	129,465	5.7%	6,919	8.1%	53.44
2027	114	223,915	9.9%	10,941	12.8%	48.86
2028	107	309,070	13.7%	13,457	15.8%	43.54
2029	88	382,092	16.9%	14,531	17.1%	38.03
2030	69	166,185	7.3%	6,943	8.1%	41.78
2031	17	74,715	3.3%	2,757	3.2%	36.90
2032	24	104,651	4.6%	4,239	5.0%	40.51
2033	16	60,005	2.7%	2,576	3.0%	42.93
2034	20	226,311	10.0%	6,155	7.2%	27.20
Thereafter	26	465,481	20.6%	13,223	15.5%	28.41
Month-to-month	24	101,172	4.4%	2,640	3.2%	26.09
Total	625	2,264,040	100.0%	$ 85,262	100.0%	$ 37.66

Industrial Portfolio

Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Industrial Leased GLA	ABR Expiring	% of Total Industrial Expiring ABR	ABR Expiring PSF
2025	8	13,912	1.1%	$ 243	1.1%	$ 17.47
2026	49	259,140	19.7%	4,053	18.0%	15.64
2027	38	203,978	15.5%	3,599	16.0%	17.64
2028	34	203,484	15.5%	3,537	15.7%	17.38
2029	18	101,871	7.7%	1,753	7.8%	17.21
2030	7	162,656	12.4%	3,026	13.4%	18.60
2031	3	78,524	6.0%	1,387	6.2%	17.66
2032	2	15,400	1.2%	274	1.2%	17.79
2033	3	121,420	9.2%	1,945	8.6%	16.02
2034	2	7,750	0.6%	126	0.6%	16.26
Thereafter	3	102,495	7.8%	1,968	8.7%	19.20
Month-to-month	18	45,735	3.3%	630	2.7%	13.78
Total	185	1,316,365	100.0%	$ 22,541	100.0%	$ 17.12

Alexander & Baldwin, Inc. | NYSE: ALEX
Supplemental Information
30

NEW AND RENEWAL LEASE SUMMARY

(unaudited)

As of September 30, 2025

Total - New and Renewal Leases[6]	Leases	GLA (SF)	New ABR/SF	TI / SF	Wtd Avg Lease Term (Years)	Comparable Leases Only[1] Leases	GLA (SF)	New ABR/SF	Old ABR/SF	Rent Spread[2]
3rd Quarter 2025	49	163,768	$ 20.27	$ 7.74	5.1	25	74,730	$ 21.73	$ 20.82	4.4%
2nd Quarter 2025	52	183,822	$ 33.39	$ 2.82	7.1	38	72,961	$ 41.15	$ 38.54	6.8%
1st Quarter 2025	42	236,778	$ 23.86	$ 0.90	4.3	33	102,382	$ 31.92	$ 28.96	10.2%
4th Quarter 2024	47	139,877	$ 29.97	$ 3.18	5.2	29	76,026	$ 35.95	$ 31.54	14.0%
Trailing four quarters	190	724,245	$ 26.65	$ 3.38	5.4	125	326,099	$ 32.59	$ 29.84	9.2%

Total - New Leases	Leases	GLA (SF)	New ABR/SF	TI / SF	Wtd Avg Lease Term (Years)	Leases	GLA (SF)	New ABR/SF	Old ABR/SF	Rent Spread[2]
3rd Quarter 2025	22	36,945	$ 41.73	$ 33.74	7.2	6	10,085	$ 44.47	$ 45.74	(2.8)%
2nd Quarter 2025	14	112,531	$ 27.93	$ 2.86	9.1	6	10,395	$ 37.42	$ 37.50	(0.2)%
1st Quarter 2025	10	78,224	$ 16.34	$ 2.16	3.5	6	14,469	$ 37.47	$ 27.85	34.6%
4th Quarter 2024	17	51,215	$ 22.65	$ 8.27	4.1	4	5,506	$ 62.92	$ 64.09	(1.8)%
Trailing four quarters	63	278,915	$ 25.54	$ 7.75	6.3	22	40,455	$ 42.67	$ 39.72	7.4%

Total - Renewal Leases[6]	Leases	GLA (SF)	New ABR/SF	TI / SF	Wtd Avg Lease Term (Years)	Leases	GLA (SF)	New ABR/SF	Old ABR/SF	Rent Spread[2]
3rd Quarter 2025	27	126,823	$ 14.02	$ 0.17	4.5	19	64,645	$ 18.18	$ 16.93	7.4%
2nd Quarter 2025	38	71,291	$ 42.03	$ 2.74	4.1	32	62,566	$ 41.77	$ 38.71	7.9%
1st Quarter 2025	32	158,554	$ 27.58	$ 0.28	4.7	27	87,913	$ 31.00	$ 29.15	6.4%
4th Quarter 2024	30	88,662	$ 34.19	$ 0.25	5.8	25	70,520	$ 33.85	$ 29.00	16.7%
Trailing four quarters	127	445,330	$ 27.35	$ 0.64	4.8	103	285,644	$ 31.16	$ 28.44	9.6%

	Three Months Ended September 30, 2025				TTM Ended September 30, 2025			
	Leases	GLA (SF)	ABR/SF[4]	Rent Spread[2]	Leases	GLA (SF)	ABR/SF[4]	Rent Spread[2]
Retail	34	93,334	$ 24.11	2.4%	132	313,644	$ 37.31	10.3%
Industrial	14	69,753	$ 15.09	6.0%	49	392,506	$ 17.92	7.3%
Office	1	681	$ 25.80	N/A	9	18,095	$ 31.19	2.7%
Subtotal - Improved	49	163,768	$ 20.27	4.4%	190	724,245	$ 26.65	9.2%
Ground[5]	—	N/A[3]	N/A	N/A	4	N/A[3]	$ 1.0	3.0%

[1] Per Glossary of Terms, Comparable Leases are either renewals (executed for the same units) or new leases (executed for units that have been vacated in the previous 12 months) for comparable space and comparable lease terms. Expansions, contractions and strategic short-term renewals are excluded from the Comparable Lease pool.

[2] Rent Spread is calculated for Comparable Leases, a subset of the total population of leases for the period presented.

[3] Not applicable for ground leases as such leases would not be comparable from a GLA (SF) perspective.

[4] ABR, in millions, is presented for ground leases.

[5] During Q1 2025, the Company entered into a non-comparable ground lease for a 4.7-acre land parcel located within Maui Business Park. As rent has not yet commenced for the lease, the ABR presented is the expected economic ABR.

[6] During Q4 2024, the Company renewed a comparable industrial lease in which the leased premises includes warehouse and yard space. Due to the yard space, GLA, ABR/SF, and rent spread are not comparable and are therefore, not presented

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information

31

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 32

LAND OPERATIONS STATEMENT OF OPERATING PROFIT AND EBITDA

(dollars in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2025	2024	2025	2024
Land Operations operating revenue				
Development sales revenue	$ —	$ 1,853	$ —	$ 5,989
Unimproved/other property sales revenue	—	10,557	3,358	20,182
Other operating revenue[1]	35	153	343	545
Total Land Operations operating revenue	35	12,563	3,701	26,716
Development cost of sales	—	(1,089)	—	(3,615)
Unimproved/other property land cost of sales	(57)	(5,357)	(510)	(7,214)
Other operating costs and expenses[2]	(1,004)	(713)	(2,626)	(3,494)
(Expense) income from changes to liabilities related to legacy operations	(250)	—	(250)	(2,193)
Selling, general and administrative	(181)	(236)	(456)	(874)
Gain (loss) on disposal of assets and settlements, net[3]	7	—	11,788	2,148
Impairment of equity method investment	(406)	—	(406)	—
Earnings (loss) from joint ventures	1,592	2,142	7,206	3,836
Interest and other income (expense), net	(34)	571	11	670
Total Land Operations operating profit (loss)	$ (298)	$ 7,881	$ 18,458	$ 15,980

	Three Months Ended September 30,		Nine Months Ended September 30,		TTM September 30,
	2025	2024	2025	2024	2025
Land Operations Operating Profit (Loss)	$ (298)	$ 7,881	$ 18,458	$ 15,980	$ 21,400
Land Operations depreciation and amortization	3	3	8	9	10
Land Operations EBITDA	$ (295)	$ 7,884	$ 18,466	$ 15,989	$ 21,410
Impairment of assets	406	—	406	—	406
Land Operations Adjusted EBITDA	$ 111	$ 7,884	$ 18,872	$ 15,989	$ 21,816

[1] Other operating revenue includes revenue related to leasing of legacy agricultural lands during the three and nine months ended September 30, 2025 and September 30, 2024.

[2] Other operating costs and expenses includes intersegment operating charges primarily from CRE that are eliminated in the consolidated results of operations.

[3] Amounts in 2025 are related to favorable resolution of rights and obligations from a prior year land sale. Amounts in 2024 are primarily due to the favorable resolution of contingent liabilities related to the prior year sale of a legacy business.

Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information

33

COMPONENTS OF LAND OPERATIONS

As of September 30, 2025

Land Operations Balance Sheet Detail

(dollars in thousands; unaudited)

		Carrying Value
ASSETS		
Real estate investments		
Real estate property, net	$	1,120
Real estate developments		41,556
Investments in real estate joint ventures and partnerships		5,907
Real estate investments, net		48,583
Restricted cash		236
Accounts receivable, net of allowances of $9 as of September 30, 2025		31
Other receivables, net of allowances of $1,630 as of September 30, 2025		4,050
Investments in other joint ventures and partnerships		29,932
Prepaid expenses and other assets		387
Total assets	$	83,219
LIABILITIES		
Accounts payable		237
Refund liability		45,300
Deferred revenue		4,249
Accrued and other liabilities		22,334
Total liabilities	$	72,120



Core Real Estate Development Projects

(dollars in millions; except per square foot amounts; unaudited)

Project	Location	Product Type	Remaining Sellable Acres[1]	Acres Under Contract[2]	Target Sales Price Range per SF for Remaining	Total Estimated Project Costs	Total Incurred Project Costs	Net Book Value	Estimated Project Completion
Maui Business Park	Kahului, Maui	Light industrial lots	24.0 acres	12.5 acres	$41-$63 per SF	$ 92.1	$ 65.4	$ 10.3	2030+

[1] Remaining sellable acres may change due to updates in overall development plan that results in modification of planned roads and easements. The remaining sellable acres provide potential to add up to 520,000 sq. ft. of industrial GLA to the improved portfolio if developed.

[2] Includes 12.5 acres under contract with a delayed closing pending subdivision completion.

Alexander & Baldwin, Inc. | NYSE: ALEX

Supplemental Information

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Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 35

COMPONENTS OF NET ASSET VALUE
(amounts in thousands; unaudited)

		Three Months Ended September 30, 2025	Supplement Page
NOI from Commercial Real Estate			
Retail NOI	$	20,939	
Industrial NOI		5,885	
Office NOI		853	
NOI for Improved Portfolio Investments		27,677	24
NOI for Ground Investments		5,083	24
NOI from Commercial Real Estate	$	32,760	10
Adjustments to quarterly NOI			
Pro Forma quarterly impact of ABR from leases signed but not yet paying rent - Improved properties	$	634	
Pro Forma quarterly impact of ABR from leases signed but not yet paying rent - Ground leases	$	179	
Development and Redevelopment Projects			
Costs incurred to date (in millions)	$	12.8	19
Estimated remaining costs to be incurred (in millions)	$	38.6 to 40.0	19
Underwritten incremental unlevered yield		7.0 - 8.1%	19
Leased occupancy for development and redevelopment projects		80 %	19
Pro Forma quarterly impact of ABR from leases signed but not yet paying rent - Development and redevelopment projects	$	783	

		As of September 30, 2025	Supplement Page
Land Operations Real Estate Investments			
Carrying Value of Land Operations Real Estate Investments	$	42,676	34
Other Assets			
Cash and cash equivalents	$	17,294	6
Restricted cash		1,057	6
Accounts receivable, net		3,758	6
Other receivables, net		6,983	6
Investments in other joint ventures and partnerships		29,932	34
Prepaid expenses and other assets[1]		21,879	6
Total carrying value of other assets	$	80,903	
Liabilities			
Notes payable and other debt[1]	$	475,526	17
Accounts payable		8,944	6
Accrued post-retirement benefits		7,435	6
Refund liability		45,300	6
Tenant security deposits		7,897	6
Deferred revenue		12,622	6
Accrued and other liabilities[2]		58,705	6
Total carrying value of liabilities	$	616,429	
Equity			
Common shares outstanding		72,758	16

[1] Excludes deferred financing costs

[2] Excludes intangible lease liabilities, net

Alexander & Baldwin, Inc. | NYSE: ALEX
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Supplemental Information

GLOSSARY OF TERMS ABR Annualized Base Rent ("ABR") is the current month's contractual base rent multiplied by 12. Base rent is presented without consideration of percentage rent that may, in some cases, be significant. Capitalization Rate Estimated in-place NOI for the property divided by the property’s contractual purchase or sale price. Comparable Lease Comparable Leases are either renewals (executed for the same units) or new leases (executed for units that have been vacated in the previous 12 months) for comparable space and comparable lease terms. Expansions, contractions and strategic short-term renewals are excluded from the Comparable Lease pool. CRE Portfolio Composed of (1) retail, industrial and office improved properties subject to operating leases ("Improved Portfolio") and (2) assets subject to ground leases ("Ground Leases") within the CRE segment. Debt-service Coverage Ratio The ratio of Consolidated Adjusted EBITDA to the sum of debt service – which includes interest expense, principal payments for financing leases and term debt, as well as principal amortization of mortgage debt, but excludes balloon payments – for the trailing twelve months. EBITDA (or Consolidated Adjusted EBITDA) Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") is calculated on a consolidated basis ("Consolidated EBITDA") by adjusting the Company’s consolidated net income (loss) to exclude the impact of interest expense, income taxes and depreciation and amortization. EBITDA is calculated at the segment level ("Segment EBITDA" or "Land Operations EBITDA") by adjusting segment operating profit (which excludes interest expense and income taxes) to add back depreciation and amortization recorded at the respective segment. Consolidated Adjusted EBITDA is calculated by adjusting Consolidated EBITDA for items identified as non-recurring, infrequent or unusual that are not expected to recur in the Company’s core business. FFO Funds from operations (“FFO”) is a widely used supplemental non-GAAP financial measure of REITs' operating performance. FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”) and is calculated as follows: net income (loss) available to A&B common shareholders (calculated in accordance with GAAP), excluding (1) depreciation and amortization related to real estate, (2) gains and losses from the sale of certain real estate assets and selling profit or loss recognized on sales-type leases, (3) gains and losses from change in control, (4) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and (5) income (loss) from discontinued operations related to legacy business operations. FFO related to CRE and Corporate is a supplemental non-GAAP measure that refines FFO to reflect the operating performance of the Company's commercial real estate business. FFO related to CRE and Corporate is calculated by adjusting FFO to exclude the operating performance of the Company’s Land Operations segment. The Company also provides a reconciliation from CRE Operating Profit to FFO related to CRE and Corporate by including corporate, interest, and income tax expenses attributable to its commercial real estate business, and by excluding gains or losses on and depreciation and amortization of CRE properties, as well as distributions to participating securities. Management believes that FFO related to CRE and Corporate provides an additional measure to compare the Company’s performance by excluding legacy items from the Land Operations segment. Adjusted FFO is calculated by excluding from FFO certain items not related to ongoing property operations including share-based compensation, straight-line lease adjustments and other non-cash adjustments, such as amortization of market lease adjustments, non-cash income related to sales-type leases, debt premium or discount and deferred financing cost amortization, maintenance capital expenditures, leasing commissions, provision for current expected credit losses and other non-comparable and non-operating items, including certain gains, losses, income, and expenses related to the Company’s legacy business operations and assets. The Company reconciles FFO, FFO related to CRE and Corporate and Adjusted FFO to the most directly-comparable GAAP measure, Net Income (Loss) available to A&B common shareholders. The Company's FFO, FFO related to CRE and Corporate and Adjusted FFO may not be comparable to such metrics reported by other REITs due to possible differences in the interpretation of the current Nareit definition used by such REITs. GAAP Generally accepted accounting principles in the United States of America. GLA Gross leasable area ("GLA") measured in square feet ("SF"). GLA is periodically adjusted based on remeasurement or reconfiguration of space and may change period over period for these remeasurements. Maintenance Capital Expenditures As it relates to CRE segment capital expenditures (i.e., capitalizable costs on a cash basis), normalized recurring expenditures necessary to maintain building value, the current income stream and position in the market. Such expenditures may include building/area improvements and tenant space improvements. Net Debt Net Debt is calculated by adjusting the Company's total debt to its notional amount (by excluding unamortized premium, discount and capitalized loan fees) and by subtracting cash and cash equivalents recorded in the Company's consolidated balance sheets. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 37

NOI Net Operating Income ("NOI") represents total Commercial Real Estate contract-based operating revenue that is realizable (i.e., assuming collectability is deemed probable) less the direct property-related operating expenses paid or payable in cash. The calculation of NOI excludes the impact of depreciation and amortization (e.g., depreciation related to capitalized costs for improved properties, other capital expenditures for building/area improvements and tenant space improvements, as well as amortization of leasing commissions); straight-line lease adjustments; non- cash income related to sales-type leases; amortization of favorable/unfavorable lease assets/liabilities; lease termination income; interest and other income (expense), net; selling, general, administrative and other income and expenses (not directly associated with the property); and impairment of commercial real estate assets. Occupancy The Physical Occupancy percentage calculates the square footage leased and commenced (i.e., measured when the lessee has physical access to the space) as a percentage of total available improved property space at the end of the period reported. The Leased Occupancy percentage calculates the square footage leased (i.e., the space has been committed to by a lessee under a signed lease agreement) as a percentage of total available improved property square footage as of the end of the period reported. The Economic Occupancy percentage calculates the square footage under leases for which the lessee is contractually obligated to make lease-related payments (i.e., subsequent to the rent commencement date) to total available improved property square footage as of the end of the period reported. PSF Per square foot of GLA. Rent Spread Percentage change in ABR in the first year of a signed lease relative to the ABR in the last year of the prior lease. Same-Store The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned, operated, and stabilized for the entirety of the prior calendar year and current reporting period, year-to-date. The Same-Store pool excludes properties under development, and properties acquired or sold during either of the comparable reporting periods. The Same-Store pool may also exclude properties that are fully or partially taken out of service for the purpose of redevelopment or repositioning. Management judgment is involved in the classification of properties for exclusion from the same-store pool when they are no longer considered stabilized due to redevelopment or other factors. Properties are moved into the Same-Store pool after one full calendar year of stabilized operation. Stabilization New developments and redevelopments are generally considered stabilized upon the initial attainment of 90% economic occupancy. Straight-line Rent Non-cash revenue related to a GAAP requirement to average tenant rents over the life of the lease, regardless of the actual cash collected in the reporting period. TTM Trailing twelve months. Year Built Year of most recent repositioning/redevelopment or year built if no repositioning/redevelopment has occurred. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 38

STATEMENT ON MANAGEMENT'S USE OF NON-GAAP FINANCIAL MEASURES The Company presents the following non-GAAP financial measures in this Supplemental Information document: • Consolidated EBITDA and Consolidated Adjusted EBITDA • FFO, FFO related to CRE and Corporate and Adjusted FFO • NOI and Same-Store NOI • Land Operations EBITDA and Adjusted EBITDA The Company uses non-GAAP measures when evaluating operating performance because management believes that they provide additional insight into the Company's and segments' operating results, and/or the underlying business trends affecting performance on a consistent and comparable basis from period to period. These measures generally are provided to investors as an additional means of evaluating the performance of ongoing operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP. EBITDA and Adjusted EBITDA The Company may report various forms of EBITDA (e.g. Consolidated EBITDA, Consolidated Adjusted EBITDA, Land Operations EBITDA, and Land Operations Adjusted EBITDA) as non-GAAP measures used by the Company in evaluating the segments' and Company's operating performance on a consistent and comparable basis from period to period. The Company provides this information to investors as an additional means of evaluating the performance of the segments' and Company’s ongoing operations. The Company also adjusts Consolidated EBITDA or Land Operations EBITDA to arrive at Consolidated Adjusted EBITDA or Land Operations Adjusted EBITDA for items identified as non-recurring, infrequent or unusual that are not expected to recur in the segment’s normal operations (or in the Company’s core business). As an illustrative example, the Company identified non-cash impairment as a non-recurring, infrequent or unusual item that is not expected to recur in the consolidated or segment’s normal operations. By excluding these items from Consolidated EBITDA to arrive at Consolidated Adjusted EBITDA, the Company believes it provides meaningful supplemental information about its operating performance and facilitates comparisons to historical operating results. Such non-GAAP measures should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Funds from Operations, Funds from Operations related to CRE and Corporate and Adjusted Funds from Operations FFO serves as a supplemental measure to net income calculated in accordance with GAAP and management believes is useful for comparing the Company’s performance and operations to those of other REITs because it excludes items included in net income that do not relate to or are not indicative of its operating and financial performance, such as depreciation and amortization related to real estate, which assumes that the value of real estate assets diminishes predictably over time instead of fluctuating with market conditions, and items that can make periodic or peer analysis more difficult, such as gains and losses from the sale of CRE properties, impairment losses related to CRE properties, and income (loss) from discontinued operations. Management believes that FFO more accurately provides an investor an indication of the Company’s ability to incur and service debt, make capital expenditures and fund other needs. FFO related to CRE and Corporate is a supplemental non-GAAP measure that refines FFO to reflect the operating performance of the Company's commercial real estate business. FFO related to CRE and Corporate is calculated by adjusting FFO to exclude the operating performance of the Company’s Land Operations segment. The Company also provides a reconciliation from CRE Operating Profit to FFO related to CRE and Corporate by including corporate, interest, and income tax expenses attributable to its commercial real estate business, and by excluding gains or losses on and depreciation and amortization of CRE properties, as well as distributions to participating securities. Management believes that FFO related to CRE and Corporate provides an additional measure to compare the Company’s performance by excluding legacy items from the Land Operations segment. Adjusted FFO serves as a supplemental measure to net income calculated in accordance with GAAP and management believes may be more useful than FFO in evaluating the operating performance of the Company’s properties over the long term because it excludes from FFO the effects of certain items that do not relate to or are not indicative of the Company’s ongoing property operations, and by enhancing comparability to other REITs by enabling investors and analysts to assess property operating performance in comparison to other real estate companies. FFO, FFO related to CRE and Corporate, and Adjusted FFO do not represent alternatives to net income calculated in accordance with GAAP and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. In addition, FFO, FFO related to CRE and Corporate, and Adjusted FFO do not represent and should not be considered alternatives to cash generated from operating activities determined in accordance with GAAP, nor should they be used as measures of the Company’s liquidity, or cash available to fund the Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 39

Company’s needs or pay distributions. FFO, FFO related to CRE and Corporate, and Adjusted FFO should be considered only as supplements to net income as a measure of the Company’s performance. The Company reconciles FFO, FFO related to CRE and Corporate and Adjusted FFO to the most directly-comparable GAAP measure, Net Income (Loss) available to A&B common shareholders. The Company's FFO, FFO related to CRE and Corporate and Adjusted FFO may not be comparable to such metrics reported by other REITs due to possible differences in the interpretation of the current Nareit definition used by such REITs. NOI and Same-Store NOI NOI is a non-GAAP measure used internally in evaluating the unlevered performance of the Company's Commercial Real Estate portfolio. Management believes NOI provides useful information to investors regarding the Company's financial condition and results of operations because it reflects only the contract-based income that is realizable (i.e., assuming collectability is deemed probable) and direct property-related expenses paid or payable in cash that are incurred at the property level, as well as trends in occupancy rates, rental rates and operating costs. When compared across periods, NOI can be used to determine trends in earnings of the Company's properties as this measure is not affected by non-contract-based revenue (e.g., straight-line lease adjustments required under GAAP and amortization of lease incentives and favorable/unfavorable lease assets/liabilities); by non-cash expense recognition items (e.g., the impact of depreciation related to capitalized costs for improved properties and building/tenant space improvements, amortization of leasing commissions, or impairments); by non-cash income related to sales- type leases; or by other income, expenses, gains, or losses that do not directly relate to the Company's ownership and operations of the properties (e.g., indirect selling, general, administrative and other expenses, as well as lease termination income and interest and other income (expense), net). Management believes the exclusion of these items from Commercial Real Estate operating profit (loss) is useful because it provides a performance measure of the revenue and expenses directly involved in owning and operation real estate assets. NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned, operated, and stabilized for the entirety of the prior calendar year and current reporting period, year-to-date. The Same-Store pool excludes properties under development, and properties acquired or sold during either of the comparable reporting periods. The Same-Store pool may also exclude properties that are fully or partially taken out of service for the purpose of redevelopment or repositioning. Management judgment is involved in the classification of properties for exclusion from the same-store pool when they are no longer considered stabilized due to redevelopment or other factors. Properties are moved into the Same-Store pool after one full calendar year of stabilized operation. Management believes that reporting on a Same-Store basis provides investors with additional information regarding the operating performance of comparable assets separate from other factors (such as the effect of developments, redevelopments, acquisitions or dispositions). The calculations of these financial measures are described in the Glossary of Terms of this Supplemental Information document. To emphasize, the Company's methods of calculating non-GAAP measures may differ from methods employed by other companies and thus may not be comparable to such other companies. Required reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are set forth in the following tables of this Supplemental Information document: • Refer to EBITDA AND ADJUSTED EBITDA for a reconciliation of consolidated net income to Consolidated EBITDA and Consolidated Adjusted EBITDA. • Refer to FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS for a reconciliation of consolidated net income (loss) available to A&B common shareholders to FFO, FFO from CRE and Corporate, and Adjusted FFO, and a reconciliation of Commercial Real Estate operating profit to FFO related to CRE and Corporate.. • Refer to NET OPERATING INCOME for a reconciliation of NOI and Same-Store NOI to Commercial Real Estate operating profit. • Refer to LAND OPERATIONS STATEMENT OF OPERATING PROFIT AND EBITDA for a reconciliation of Land Operations operating profit to Land Operations EBITDA. Alexander & Baldwin, Inc. | NYSE: ALEX Supplemental Information 40

RECONCILIATION OF NON-GAAP GUIDANCE

(unaudited)

Reconciliation of Net Income (Loss) available to A&B common shareholders per diluted share to the forward-looking range of Funds From Operations ("FFO") per diluted share, is as follow:

Reconciliations of Net Income available to A&B common shareholders to FFO and FFO related to CRE and Corporate

	Nine Months Ended September 30, 2025	Full-Year 2025 Estimate - Current[1]		Full-Year 2025 Estimate - Prior	
		Low	High	Low	High
Net Income (Loss) available to A&B common shareholders per diluted share	$ 0.84	$ 0.95	$ 1.00	$ 0.91	$ 0.96
Depreciation and amortization of commercial real estate properties	0.39	0.50	0.50	0.50	0.50
(Gain) loss on commercial real estate transactions	(0.09)	(0.09)	(0.09)	(0.06)	(0.06)
FFO per diluted share	$ 1.14	$ 1.36	$ 1.41	$ 1.35	$ 1.40
Less: Land Operations Operating Profit per diluted share[2]	0.26	0.23	0.24	0.23	0.24
FFO per diluted share related to CRE and Corporate	$ 0.88	$ 1.13	$ 1.17	$ 1.12	$ 1.16

[1] The Full-Year 2025 Guidance - Current is as of the date of this Supplemental Information document and assumes that diluted shares equal the latest year-to-date ending amount.

[2] FFO per diluted share related to Land Operations is equal to Land Operations operating profit (loss) divided by diluted shares, as there are no reconciling items between Land Operations operating profit (loss) and FFO for the Land Operations segment.

The forward looking guidance includes certain forward-looking information, including CRE Same-Store NOI growth %, that is not presented in accordance with GAAP. In reliance on the exception in Item 10(e)(1)(i)(B) of Regulation S-K, we do not provide a quantitative reconciliation of such forward-looking CRE Same-Store NOI growth % amounts to the most directly comparable GAAP financial measure. These forward-looking same-store calculations include only activity from properties owned for comparable periods. We are unable, without unreasonable effort, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items, including but not limited to, (i) occupancy changes; (ii) terms for new and renewal leases; (iii) collections from tenants; and (iv) other nonrecurring/unplanned income or expense items. These items are inherently uncertain and depend on various factors, many of which are beyond our control, and the unavailable components could have a significant impact on our future financial results.

Alexander & Baldwin, Inc. | NYSE: ALEX
Supplemental Information
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